Exhibit 10.2

TRW AUTOMOTIVE HOLDINGS CORP.
2003 STOCK INCENTIVE PLAN

EXECUTIVE OFFICER
NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, is made effective as of [ ], 200[ ] (the “Date of Grant”), between TRW Automotive Holdings Corp. (the “Company”) and [ ](the “Participant”).

R E C I T A L S:

     WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that the Participant be granted the Options provided for herein pursuant to the Plan and the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

     1.      Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

     (a)      “Cause” means, “Cause” as defined in the Closing Date Employment Agreement or, if not defined therein or if there is no such agreement, “Cause” means (i) such Participant’s continued failure substantially to perform such Participant’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company or any of its Subsidiaries or Affiliates to the Participant of such failure, (ii) dishonesty in the performance of the Participant’s duties, (iii) such Participant’s conviction of, or plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, (iv) such Participant’s willful malfeasance or willful misconduct in connection with such Participant’s duties or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates or (v) such Participant’s breach of any non-competition, non-solicitation or confidentiality provisions to which the Participant is subject.

     (b)      “Closing Date” means February 28, 2003.

     (c)      “Closing Date Employment Agreement” means a written employment agreement between the Company or any of its Subsidiaries and the Participant which is or was entered into as of or after the Closing Date (as the same may be amended, modified or supplemented in accordance with the terms thereof).

     (d)      “Disability” means, “disability” as defined in the Closing Date Employment Agreement or, if not defined therein or if there shall be no such agreement, “disability” of the Participant shall have the meaning ascribed to such term in the Company’s long-term disability plan or policy, as in effect from time to time.

     (e)      “Expiration Date” means the eighth anniversary of the Date of Grant.

     (f)      “Option” means the option granted herewith.

     (g)      “Plan” means the TRW Automotive Holdings Corp. 2003 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time.

     (h)      “Retirement” means satisfaction of the requirements for early or normal retirement under a defined benefit pension plan maintained by the Company or one or more members of the Company’s controlled group of corporations (as defined by Section 1563 of the Internal Revenue Code) and receipt of pension benefits in accordance with such requirements as soon as administratively practicable following the last date of active employment with the Company or its controlled group of corporations.

     (i)      “Vested Portion” means, at any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement.

     2.      Grant of Options. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, [ ] Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option (the “Option Price”) shall be $[ ], which is the Fair Market Value of the Shares on the Date of Grant. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

     3.      Vesting of the Options.

     (a)      In General. Subject to Sections 3(b) and 3(c), the Option shall vest and become exercisable with respect to one-third of the Shares subject to the Option on the first anniversary of the Date of Grant and shall vest and become exercisable with respect to an additional one-third of the Shares subject to the Option on each subsequent anniversary of the Date of Grant, until such Shares subject to the Option are 100% vested.

     (b)      Change of Control. Notwithstanding the foregoing, upon a Change of Control, the unvested portion of the Option, to the extent not previously cancelled or forfeited, shall immediately become vested and exercisable.

     (c)      Termination of Employment. If the Participant’s employment with the Company and its Affiliates terminates for any reason, the Option, to the extent not then vested, shall be immediately canceled by the Company without consideration; provided, however, that if the Participant’s employment is terminated (i) due to the Participant’s death or Disability, (ii) by the Company or its Affiliates without Cause or (iii) by the Participant for Good Reason, the unvested portion of the Option shall become vested and exercisable with respect to the number of Shares that otherwise would have become vested and exercisable on the next scheduled vesting date following such termination. The Vested Portion of the Option shall remain exercisable for the period set forth in Section 4(a) of this Agreement.

     4.      Exercise of Options.

     (a)      Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of an Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s employment terminates prior to the Expiration Date, the Vested Portion of an Option shall remain exercisable for the period set forth below:

     (i)      Death or Disability. If the Participant’s employment with the Company and its Affiliates terminates due to the Participant’s death or Disability, the Participant (or, in the case of death, the Participant’s estate or those designated by will or the laws of descent and distribution) may exercise the Vested Portion of an Option for a period ending on the earlier of (A) two years following the date of death and (B) the Expiration Date;

     (ii)      Termination other than for Cause. If the Participant’s employment with the Company and its Affiliates is terminated for any reason other than by the Company or its Affiliates for Cause or due to the Participant’s death, Disability or Retirement, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) 90 days following the date of such termination and (B) the Expiration Date;

     (iii)      Termination for Retirement. If the Participant’s employment with the Company terminates due to Retirement, the Vested Portion of an Option shall remain exercisable until the Expiration Date; and

     (iv)      Termination for by the Company for Cause. If the Participant’s employment with the Company and its Affiliates is terminated by the Company for Cause, the Vested Portion of an Option shall terminate in full and cease to be exercisable.

     (b)      Method of Exercise.

     (i)      Subject to Section 4(a) of this Agreement, the Vested Portion of an Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the aggregate Option Price. Payment of the aggregate Option Price may be made (A) in cash, or its equivalent, (B) to the extent permitted by the Committee, by transferring Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (C) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price, or (D) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

     (ii)      Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

     (iii)      In the event of the Participant’s death, the Vested Portion of an Option shall remain vested and exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

     5.      No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or its Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

     6.      Transferability. Unless otherwise determined by the Committee, an Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant’s lifetime, an Option is exercisable only by the Participant.

     7.      Withholding. The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

     8.      Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

     9.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

     10.      Options Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Options and the Shares received upon exercise of the Options are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

     11.      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

TRW AUTOMOTIVE HOLDINGS CORP.

By	_______________________________
Its _____________________________

_____________________________________ Participant: